Exhibit 23.1



 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in Registration Statement Numbers 33-16989, 33-65231, 33-65251, 33-63912, 33-55358 and 333-101680
 all on Form S-8 pertaining to the Jack Henry & Associates, Inc. 1996 Stock Option Plan, 1987 Stock Option Plan, Employee Stock Purchase Plan, 1995 Non-Qualified Stock Option Plan and 401(k) Retirement Savings Plan (formerly Jack Henry and Associates, Inc. 401(k) Employee Stock Ownership
 Plan) respectively, of our report dated August 15, 2003, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2003.


 /s/ Deloitte & Touche LLP


 St. Louis, Missouri
 September 18, 2003